Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3ASR

(Form Type)

ONE Gas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule (2)	Amount Registered (3)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate (2)	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities (1)	Rule 456(b) and 457(r)	(3)	(3)	(3)	(2)	(2)

	Equity	Common Stock, par value $0.01 per share (1)	Rule 456(b) and 457(r)	(3)	(3)	(3)	(2)	(2)

	Equity	Preferred Stock, par value $0.01 per share (1)	Rule 456(b) and 457(r)	(3)	(3)	(3)	(2)	(2)

	Other	Stock Purchase Contracts and Stock Purchase Contract Units (1)	Rule 456(b) and 457(r)	(3)	(3)	(3)	(2)	(2)

	Other	Depositary Shares (1)(4)	Rule 456(b) and 457(r)	(3)	(3)	(3)	(2)	(2)

	Other	Warrants (1)	Rule 456(b) and 457(r)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A			N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form of Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

(1)

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(4)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.